Exhibit 24.3

POWERS OF ATTORNEY

Each person whose signature appears below authorizes Gregory W. Blunden and Brian C. Curry, or either of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution to sign his or her name in any and all capacities (including his or her capacity as a Director or Officer of Emera US Holdings Inc.) to the Registration Statement on Form S-4 of Emera US Holdings Inc. (the “Registration Statement”) and any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ David M. Nicholson
David M. Nicholson	President and Director (Principal Executive Officer)	November 27, 2024

/s/ Gregory W. Blunden
Gregory W. Blunden	Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2024

/s/ Scott C. Balfour
Scott C. Balfour	Director	November 27, 2024

/s/ Kent M. Harvey
Kent M. Harvey	Director	November 27, 2024